Legg Mason Partners Variable Global High Yield Bond
Portfolio
Item 77Q1

SUBADVISORY AGREEMENT

       This SUBADVISORY AGREEMENT (Agreement) is made this 27th day of April, 2007, by and between Western Asset Management Company, a corporation organized under the laws of California (the
Subadviser) and Western Asset Management Company
Limited, a corporation organized under the laws of England and Wales (WAML).

       WHEREAS, the Subadviser has been retained by Legg Mason Partners Fund Advisor, LLC to provide investment advisory, management, and administrative services to Legg Mason Partners Variable Income Trust
(the Trust), a registered management investment company under the Investment Company Act of 1940, as amended (the 1940 Act) with respect to the series of the Trust designated in Schedule A annexed hereto
(the Fund); and

       WHEREAS, the Subadviser wishes to engage WAML to provide certain investment advisory services to the Fund, and WAML is willing to furnish such services on the terms and conditions hereinafter set forth;

       NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

       1.	In accordance with and subject to the
Subadvisory Agreement between the Subadviser and Legg
Mason Partners Fund Advisor, LLC with respect to the
Fund (the Subadvisory Agreement), the Subadviser hereby appoints WAML to act as a subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. WAML accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

       2.	The Subadviser shall cause WAML to be
kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Funds affairs. The
Subadviser shall furnish WAML with such other documents and information with regard to the Funds affairs as WAML may from time to time reasonably request.

       3. (a) Subject to the supervision of the Trusts Board of Trustees (the Board), Legg Mason
Partners Fund Advisor, LLC and the Subadviser, WAML shall regularly provide the Fund with respect to such portion of the Funds assets as shall be allocated to WAML by the Subadviser from time to time (the
Allocated Assets), with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated
Assets consistent with the Funds investment objectives, policies and restrictions, as stated in the Funds current Prospectus and Statement of Additional Information. WAML shall, with respect to the Allocated Assets, determine from time to time what securities and other investments will be purchased (including, as permitted in accordance with this paragraph, swap agreements, options and futures), retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions
(including the execution of investment
documentation), all subject to the provisions of the Trusts Declaration of Trust and By-Laws
(collectively, the Governing Documents), the 1940
Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange
Commission (the SEC) and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to WAML.
WAML is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies. WAML will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the
Exchange Act)) to the Fund and/or the other accounts over which WAML or its affiliates exercise investment discretion. WAML is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if WAML determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which WAML and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict WAMLs authority regarding the execution of the Funds portfolio transactions provided herein.
WAML shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Allocated Assets subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. WAML may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments WAML believes are appropriate or desirable in performing its duties under this Agreement.

       	(b)	The Fund hereby authorizes any
entity or person associated with WAML which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-
2(T)(a)(2)(iv). Notwithstanding the foregoing, WAML agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which WAML or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by WAML or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Funds then-current
Prospectus and Statement of Additional Information relative to WAML and its directors and officers.

       4.	WAML may delegate to any other one or
more companies that WAML controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain of WAMLs duties under this Agreement, provided in each case
WAML will supervise the activities of each such entity or employees thereof, that such delegation will not relieve WAML of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.

       5.	WAML agrees that it will keep records
relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, WAML hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Funds request. WAML further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

       6.	(a)	WAML, at its expense, shall supply
the Board, the officers of the Trust, Legg Mason
Partners Fund Advisor, LLC and the Subadviser with all information and reports reasonably required by them and reasonably available to WAML relating to the services provided by WAML hereunder.

       	(b)	WAML shall bear all expenses, and
shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, WAML shall not be responsible for the Funds expenses, including, without limitation, advisory fees; distribution fees;
interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations;
organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Funds securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Funds shares and servicing shareholder accounts; expenses of registering and qualifying the Funds shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Funds shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; and the Funds pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Funds Board members and officers with respect thereto.

       7.	No member of the Board, officer or
employee of the Trust or Fund shall receive from the Trust or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of WAML or any affiliated company of WAML, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of WAMLs or any affiliated companys staff.

       8.	As compensation for the services
performed by WAML, including the services of any consultants retained by WAML, the Subadviser shall pay WAML out of the subadvisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due WAML for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated Assets shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock
Exchange, or such other time as may be determined by the Board.

       9.	WAML assumes no responsibility under this
Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect WAML against any liability to the Subadviser, Legg Mason Partners Fund
Advisor, LLC or the Fund to which WAML would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 9, the term WAML shall include any affiliates of WAML performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of WAML and such affiliates.

       10.	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or employee of WAML who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of WAML to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of WAML is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by WAML. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with WAMLs policies and procedures as presented to the Board from time to time.

       11.	For the purposes of this Agreement, the
Funds net assets shall be determined as provided in the Funds then-current Prospectus and Statement of Additional Information and the terms assignment, interested person, and majority of the outstanding voting securities shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

       12.	This Agreement will become effective with
respect to the Fund on the date set forth opposite the Funds name on Schedule A annexed hereto, provided that it shall have been approved by the Trusts Board and, if so required by the 1940 Act, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect through November 30, 2007. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

       13.	This Agreement is terminable with respect
to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days nor less than 30 days written notice to WAML, or by WAML upon not less than 90 days written notice to the Fund and the Subadviser, and will be terminated upon the mutual written consent of the Subadviser and WAML. This Agreement shall terminate automatically in the event of its assignment by WAML and shall not be assignable by the Subadviser without the consent of WAML.

       14.	WAML agrees that for any claim by it
against the Fund in connection with this Agreement or the services rendered under the Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

       15.	No provision of this Agreement may be
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Funds outstanding voting securities.

       16.	This Agreement, and any supplemental
terms contained on Annex I hereto, if applicable, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

       17.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.
[signature page to follow]



IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed by their
officers thereunto duly authorized.
WESTERN ASSET
MANAGEMENT
COMPANY
By:
	___________
_________________
___
       Name:
       Title:
WESTERN ASSET
MANAGEMENT
COMPANY LIMITED
By:
	___________
_________________
___
       Name:
       Title:

       The foregoing is acknowledged:

       The undersigned officer of the Trust has
executed this Agreement not individually but in
his/her capacity as an officer of the Trust. The
Trust does not hereby undertake, on behalf of the
Fund or otherwise, any obligation to Western Asset
Management Company Limited.
LEGG MASON
PARTNERS VARIABLE
INCOME TRUST
By:
	___________
_________________
___
       Name:
       Title:




ANNEX I



     This Annex I forms a part of the Subadvisory
Agreement dated as of April 27, 2007 by and between Western Asset Management Company, a California corporation, and Western Asset Management Company
Limited (WAML), an entity authorized and regulated in the United Kingdom by the Financial Services
Authority (the FSA).

     1. WAML represents, warrants and covenants that it is authorized and regulated by the FSA.

     2. WAML has classified the Fund as an
Intermediate Customer as defined by the FSA Rules.



SCHEDULE A


Legg Mason Partners Variable Global High Yield Bond
Portfolio

Date:

April 27, 2007

Fee:

The sub-advisory fee will be the following percentage of the Funds Allocated Assets: 0.30%



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